Exhibit (c)(8)

PRELIMINARY CONFIDENTIAL DRAFT Subject to Further Review & Revision
Project Rushmore Discussion Materials
January 31st, 2019
TUDORPICKERING HOLT&CO
ENERGY INVESTMENT & MERCHANT BANKING

PRELIMINARY CONFIDENTIAL DRAFT
Subject to Further Review & Revision

Summary of Project Rushmore Transaction

Proposal Component	Description
Consideration	■ Each Abe Common Unit to receive: □ 0.500 Ulysses shares □ $4.03 Cash ■ Expected to be taxable
Ownership	■ Status Quo Abe ownership: □ Abe Public Unitholders: ~77% □ Ulysses: ~23% ■ Pro Forma Ulysses ownership: □ Abe Public Unitholders: ~17%[2] □ Existing Public Shareholders: ~83%
Structure	■ Through a wholly owned subsidiary, Ulysses will purchase all Abe public units with a transaction structure that will not trigger a Ulysses shareholder vote (<20%) ■ Elimination of MLP
Proposed Ulysses Timing	■ 1/28: Proposal Received ■ 1/29: Regularly scheduled Abe board meeting ■ 2/8: Draft merger agreement ■ 2/15: Provide indicative response ■ 3/15: Offer expires

Exchange Ratio Detail

	IDR Buyin Proposal	Prior to Investor Day	Proposal Date	Current	Implied Offer	
	9/19/2018	12/3/2018	1/25/2019	1/29/2019	1/25/2019	1/29/2019
Spot Abe Price	$40.39	$36.67	$29.89	$29.84	$32.01	$31.76
Abe 30-Day VWAP	$40.22	$36.50	$26.34	$26.29		
Spot Ulysses Price	$53.76	$57.59	$55.95	$55.46	--	--
Spot XR	0.7513x	0.6367x	0.5342x	0.5380x	0.5720x[1]	0.5727x[1]
Premium to Spot					7.1%	6.4%
Premium to 30-Day VWAP					21.5%	20.8%

Source: Company filings, Bloomberg, FactSet as of 1/29/2019.
(1) Implied all-in XR calculated as equity XR of 0.5x plus $4.03 cash consideration divided by Ulysses share price.
(2) Issuance of shares equivalent to 19.9% of status quo (pre-transaction) Ulysses outstanding shares results in ~17% Abe public unitholder ownership in pro forma entity.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING
2

PRELIMINARY CONFIDENTIAL DRAFT
Subject to Further Review & Revision

Corporate Trading Overview

($ in millions, years based on fiscal year)

Abe Partners

Common Unit Price as of 1/29/19		$29.84
52-week High (1/29/18)		$48.18
% Discount to 52-week High		(38.1%)
52-week Low (12/24/18)		$22.75
% Premium to 52-week Low		31.2%
Total Diluted Units Outstanding (MM)		93.2
LP Equity Value		**$2,781**
Value of GP / IDR[1]		$388
Total Equity Value		**$3,169**
Long-term Debt		$2,597
Credit Facility		232
Other Short-term Borrowings		0
Cash		(7)
Net Debt		$2,822
Non-Controlling Interest		33
Enterprise Value		**$6,024**
	EBITDA	
Enterprise Value / FY 2019E EBITDA	$611	9.9x
Enterprise Value / FY 2020E EBITDA	$630	9.6x
	DCF/Unit	
Price / FY 2019E DCF	$3.73	7.8x
Price / FY 2020E DCF	3.82	7.6x
	Dist./Unit	
Current Distribution Yield	$3.80	12.7%
FY 2019E Yield	3.80	12.7%
FY 2020E Yield	3.80	12.7%
2019E Coverage		1.0x
Moody's / S&P Rating		Ba3 / NR
Total Debt / LTM (9/30/18) EBITDA		4.8x
Current GP/IDR Tier		49.5%
Current % of Distributions to GP/IDR		12.3%

Ulysses Corporation

Common Share Price as of 1/29/19		$55.46
52-week High (12/07/18)		$59.31
% Discount to 52-week High		(6.5%)
52-week Low (2/13/18)		$42.51
% Premium to 52-week Low		30.5%
Total Diluted Shares Outstanding (MM)		176.5
Common Equity Value		$9,789
Total Equity Value		**$9,789**
Long-term Debt		$4,199
Credit Facility		422
Other Short-term Borrowings		2
Cash		(453)
Net Debt		$4,170
Non-Controlling Interest[2]		2,066
Enterprise Value		**$16,025**
	EBITDA	
Enterprise Value / FY 2019E EBITDA	$1,566	10.2x
Enterprise Value / FY 2020E EBITDA	$1,649	9.7x
	Dist./Share	
Current Dividend Yield	$1.04	1.9%
FY 2019E Yield	1.12	2.0%
FY 2020E Yield	1.19	2.1%
FY 2019E Dividend Payout Ratio		38.9%
Moody's / S&P Rating		Ba3 / NR
Total Debt / LTM (9/30/18) EBITDA		3.3x

Source: Equity Research and FactSet as of 1/29/2019.
Note: Ulysses owns ~26% of Abe LP units and 100% of the GP/IDR cash flows. Fiscal years end on September 30th for both Abe and Ulysses.
(1) GP / IDR value estimated by taking current GP/IDR distributions capitalized by Abe's current yield.
(2) NCI accounted for at Abe's current market value multiplied by units held by the public. Wall Street research projections for EBITDA reflect fully consolidated EBITDA contribution of Abe.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

3

PRELIMINARY CONFIDENTIAL DRAFT Abe Comparable Performance Subject to Further Review & Revision
January 2017 – Current (Indexed Price Performance)
Abe Ulysses FGP SPH AMZ
140%
11/8/17 –
Announcement 1/29/18 – $60 5/1/17 – Q2’17 8/2/17 – Q3’17 120% of SECA and 52-week high Earnings Earnings FY17 Earnings at $48.18
8/1/18 – Q3’18 12/4/18 –100% Earnings Ulysses and Abe
Investor Day
Abe Price / Unit
80% $40
1/31/18 – 2/1/17 – Q1’17 Earnings Q1’18 Earnings 5/2/18 – Q2’18 9/17/18 – Jerry Sheridan Earnings steps down as CEO $29.84
60%
11/12/18 –FY18 Earnings
40% $20
12/24/18 –52-week low at $22.75
20%
0% $0 Jan-17 Apr-17 Jul-17 Oct-17 Jan-18 Apr-18 Jul-18 Oct-18 Jan-19

_____________________________________ Source: FactSet as of 1/29/2019.
TUDORPICKERING HOLT&CO
ENERGY INVESTMENT & MERCHANT BANKING

PRELIMINARY CONFIDENTIAL DRAFT Abe Comparable Performance Subject to Further Review & Revision
Immediately Prior to IDR Buy-In Proposal – Current (Indexed Price Performance)
Abe Ulysses FGP SPH AMZ
120%
100% $40
80%
12/4/18 – $30 11/12/18 – FY18 Ulysses and Abe Earnings $29.84 Investor Day
Abe Price / Unit
60%
$20
12/24/18 – 52-week low 40% at $22.75
$10 20%
0% $0
Sep-18 Oct-18 Nov-18 Dec-18 Jan-19

_____________________________________ Source: FactSet as of 1/29/2019.
TUDORPICKERING HOLT&CO
ENERGY INVESTMENT & MERCHANT BANKING

PRELIMINARY CONFIDENTIAL DRAFT
Historical Abe/Ulysses Exchange Ratio Subject to Further Review & Revision
January 2017 – Current
1.40x
Prior to IDR Proposal – Current
0.80x
0.70x
1.20x 0.60x
0.50x
0.40x
1.00x Sep-18 Sep-18 Oct-18 Nov-18 Nov-18 Dec-18 Jan-19 Jan-19
0.80x
0.60x
Average Exchange Ratio Spot XR Proposal XR
Proposed Consideration: 0.5000x + $4.03/unit; Implied XR: 0.5727x
Proposal (1/25/2018) 0.5342x 0.5720x Current (1/29/2019) 0.5380x 0.5727x
0.40x 5-Day 0.5384x 0.5722x 30-Day 0.5040x 0.5743x 60-Day 0.5477x 0.5724x 90-Day 0.6035x 0.5729x 180-Day 0.6937x 0.5747x 360-Day 0.8192x 0.5807x
0.20x
Jan-17 May-17 Aug-17 Nov-17 Mar-18 Jun-18 Sep-18 Dec-18

_____________________________________ Source: FactSet as of 1/29/2019.
TUDORPICKERING HOLT&CO
ENERGY INVESTMENT & MERCHANT BANKING

PRELIMINARY CONFIDENTIAL DRAFT
Subject to Further Review & Revision

20 Largest Unit/Shareholders

Abe Ownership		
Holder	% OS	Market Value
1. UGI Corp.	25.6	$709
2. OppenheimerFunds, Inc.	5.3	147
3. Energy Income Partners LLC	3.5	97
4. City National Rochdale LLC	1.5	41
5. ClearBridge Investments LLC	1.4	38
6. MLP Investment Holdings, Inc.	1.3	37
7. River Road Asset Management LLC	0.7	20
8. Goldman Sachs Asset Management LP	0.6	17
9. Allianz Global Investors U.S. LLC	0.6	15
10. Goldman Sachs & Co. LLC (Private Banking)	0.5	13
11. OFI Steelpath, Inc.	0.4	10
12. Fidelity Management & Research Co.	0.3	8
13. Williams, Jones & Associates LLC	0.3	8
14. Raymond James & Associates, Inc. (Invt Mgmt)	0.3	7
15. Peter B. Cannell & Co., Inc.	0.3	7
16. The California Public Employees Retirement System	0.3	7
17. BMO Asset Management Corp.	0.3	7
18. Arrowstreet Capital LP	0.2	7
19. Global X Management Co. LLC	0.2	6
20. Mirae Asset Global Investments Co., Ltd.	0.2	6
Subtotal	43.5	$1,206
Other	56.5	1,568
Total	100.0	$2,774 (1)

Ulysses Ownership		
Holder	% OS	Market Value
1. The Vanguard Group, Inc.	10.2	$987
2. BlackRock Fund Advisors	8.1	784
3. Wellington Management Co. LLP	6.1	583
4. SSgA Funds Management, Inc.	5.3	512
5. DWS Investment GmbH	4.0	386
6. First Eagle Investment Management LLC	3.4	325
7. AJO LP	1.6	150
8. Renaissance Technologies LLC	1.4	134
9. Diamond Hill Capital Management, Inc.	1.3	128
10. Energy Income Partners LLC	1.3	124
11. Geode Capital Management LLC	1.3	124
12. Quantitative Management Associates LLC	1.2	117
13. WEDGE Capital Management LLP	0.9	89
14. Northern Trust Investments, Inc.	0.9	88
15. Norges Bank Investment Management	0.9	88
16. AQR Capital Management LLC	0.9	85
17. Snyder Capital Management LP	0.9	84
18. Colonial First State Asset Management (Australia)	0.8	76
19. Merian Global Investors (UK) Ltd.	0.8	72
20. Numeric Investors LLC	0.6	58
Subtotal	51.8	$4,994
Other	48.2	4,647
Total	100.0	$9,642 (1)

Common Unit/Shareholders

Source: FactSet as of 1/29/2019.
(1) Total share counts are basic shares and do not include effects of dilution.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

7

PRELIMINARY CONFIDENTIAL DRAFT
Subject to Further Review & Revision

Precedents & Premiums | MLP Transactions Analysis

A	B	C	D	E	F	G	H	I	J	K
Announcement Date	Acquiror	Target	Transaction Value	Adj. Transaction Value[1,3]	Deal Value	Unaffected 1-Day Premium	% Cash	Taxable Transaction	Buyer Type	Transaction Type
11/26/18	Dominion Energy Inc	Dominion Energy Midstream Partners LP	$3,598	$3,584	$1,262	0.9%	0%	No	C-Corp	Affiliate
11/26/18	Arclight Capital	TransMontaigne Partners L.P.	1,247	1,232	536	12.6%	100%	NA	PE	Affiliate
11/8/18	Western Gas Equity Partners LP	Western Gas Partners, LP	12,781	12,603	5,763	7.6%	0%	No	C-Corp	Affiliate
10/22/18	EnLink Midstream LLC	EnLink Midstream Partners, L.P.	12,236	12,221	5,084	1.1%	0%	Yes	C-Corp	Affiliate
10/18/18	Valero Energy Corporation	Valero Energy Partners LP	3,788	3,734	1,976	6.0%	100%	Yes	C-Corp	Affiliate
10/9/18	Antero Midstream GP LP	Antero Midstream Partners LP	7,548	7,548	5,908	6.5%	11%	Yes	C-Corp	Affiliate
9/18/18	Enbridge Inc.	Enbridge Energy Partners	15,562	15,541	2,742	11.6%	0%	Yes	C-Corp	Affiliate
8/24/18	Enbridge Inc.	Spectra Energy Partners, LP	27,810	26,945	3,276	19.4%	0%	Yes	C-Corp	Affiliate
8/1/18	Energy Transfer Equity, L.P.	Energy Transfer Partners	66,981	66,915	27,179	11.2%	0%	No	MLP	Affiliate
6/19/18	Cheniere Energy Inc.	Cheniere Energy Partners LP Holdings	5,651	5,526	1,240	10.7%	0%	No	C-Corp	Affiliate
5/17/18	Williams Companies	Williams Partners, LP	57,793	56,013	10,427	16.5%	0%	Yes	C-Corp	Affiliate
3/26/18	Tall Grass Energy GP, LP	Tallgrass Energy Partners, LP	8,361	8,083	1,686	(18.4%)	0%	Yes	C-Corp	Affiliate
2/7/18	Terra Nitrogen GP, Inc.	Terra Nitrogen Co. LP	1,474	1,432	387	3.7%	100%	Yes	C-Corp	Affiliate
1/2/18	Archrock, Inc	Archrock Partners, LP	2,438	2,358	607	23.4%	0%	Yes	C-Corp	Affiliate
8/29/17	Zenith Energy US, LP	Arc Logistics Partners LP	736	736	407	15.2%	100%	Yes	PE	3rd Party
10/25/16	Energy Transfer Partners, LP	PennTex Midstream Partners, LP	789	789	640	43.3%	50%	Yes	MLP	Affiliate
3/2/17	VTTI, B.V	VTTI Energy Partners, LP	1,867	1,842	481	6.0%	100%	Yes	C-Corp	Affiliate
4/3/17	World Point Terminals, Inc.	World Point Terminals, LP	594	570	159	5.8%	100%	Yes	C-Corp	Affiliate
2/1/17	ONEOK, Inc	ONEOK Partners, LP	23,654	22,380	9,309	25.8%	0%	Yes	C-Corp	Affiliate
1/27/17	Enbridge Energy Company	Midcoast Energy Partners, LP	1,176	1,194	170	(8.6%)	100%	Yes	C-Corp	Affiliate
11/21/16	Sunoco Logistics Partners, LP	Energy Transfer Partners, LP	54,455	54,455	21,965	(0.2%)	0%	No	MLP	Affiliate
10/24/16	American Midstream Partners LP	JP Energy Partners LP	476	476	302	9.1%	0%	No	MLP	3rd Party
9/26/16	Transcanada	Columbia Pipeline Partners	3,464	3,384	915	9.9%	100%	Yes	C-Corp	Affiliate
5/30/16	SemGroup Corp.	Rose Rock Midstream	2,034	2,034	771	0.0%	0%	Yes	C-Corp	Affiliate
11/3/15	Targa Resources Corp.	Targa Resources Partners LP	12,229	12,138	6,672	18.4%	0%	Yes	C-Corp	Affiliate
8/1/16	Transocean, Inc	Transocean Partners	1,202	1,153	259	20.8%	0%	No	C-Corp	Affiliate
10/26/15	Western Refining, Inc.	Northern Tier Energy	5,286	5,185	1,982	11.7%	65%	Yes	C-Corp	3rd Party
7/13/15	MPLX LP	MarkWest Energy Partners, LP	22,360	22,360	16,612	36.3%	8%	No	MLP	3rd Party
5/6/15	Crestwood Equity Partners, LP	Crestwood Midstream Partners	6,920	6,901	3,381	17.2%	0%	No	MLP	Affiliate
4/6/15	Tesoro Logistics LP	QEP Midstream Partners LP	1,145	1,104	394	(14.0%)	0%	No	MLP	Affiliate
1/26/15	Energy Transfer Partners, LP	Regency Energy Partners LP	18,593	18,593	11,276	13.2%	1%	No	MLP	Affiliate
10/26/14	Williams Partners LP	Access Midstream Partners LP	34,256	34,256	21,944	(5.7%)	0%	No	MLP	Affiliate
10/13/14	Targa Resources Partners LP	Atlas Pipeline Partners LP	6,002	6,002	3,866	15.0%	3%	No	MLP	3rd Party
11/12/14	Enterprise Products Partners LP	Oiltanking Partners LP	4,289	4,243	1,392	(0.9%)	0%	No	PE	Affiliate
8/10/14	Kinder Morgan Inc.	Kinder Morgan Energy Partners	52,566	52,351	27,351	12.0%	12%	Yes	C-Corp	Affiliate
8/10/14	Kinder Morgan Inc.	El Paso Pipeline Partners	13,677	13,193	5,421	15.4%	12%	Yes	C-Corp	Affiliate
7/24/14	Breitburn Energy Partners	QR Energy LP	2,856	2,856	1,811	17.5%	19%	No	MLP	3rd Party
10/10/13	Regency Energy Partners LP	PVR Partners LP	5,659	5,659	3,931	25.7%	1%	No	MLP	3rd Party
8/27/13	Plains All American LP	PAA Natural Gas Storage LP	2,531	2,434	755	8.5%	0%	No	MLP	Affiliate
5/6/13	Inergy Midstream LP	Crestwood Midstream Partners LP	2,643	2,643	1,661	14.5%	4%	No	MLP	3rd Party
1/29/13	Kinder Morgan Energy Partners LP	Copano Energy LLC	4,858	4,858	3,911	23.5%	0%	No	MLP	3rd Party
2/23/11	Enterprise Products Partners	Duncan Energy Partners LP	3,282	2,973	1,006	28.1%	0%	No	MLP	Affiliate
C-Corp Buying MLP	Median		$5,651	$5,526	$1,976	9.9%	0%			
	Mean		12,034	11,783	4,080	9.0%	30%			
Affiliate	Median		$5,651	$5,526	$1,686	9.9%	0%			
	Mean		14,121	13,931	5,525	9.3%	24%			
3rd Party	Median		$4,858	$3,857	$1,896	16.4%	6%			
	Mean		5,653	5,201	3,502	18.5%	30%			
Overall	Median		$5,072	$5,021	$1,894	11.7%	0%			
	Mean		12,306	12,155	5,162	11.3%	23%			
Current (1/29/2019)	Ulysses	Abe	$5,775	$5,730	$2,198	6.4%	13%	Yes	C-Corp	Affiliate
Premium to Pre-Analyst Day (12/3/2018)	Ulysses	Abe	5,775	5,730	2,198	(13.4%)	13%	Yes	C-Corp	Affiliate
Premium to IDR Takeout Offer (9/19/2018)	Ulysses	Abe	5,775	5,730	2,198	(21.4%)	13%	Yes	C-Corp	Affiliate

Source: Company filings, press releases, presentations and FactSet for pricing data. Represents precedent MLP transactions by affiliated and third party MLPs, Public GPs and C-Corps since 2011.
Note: Considers transactions where target is an MLP.
(1) Based on Wall Street research.
(2) Non-adjusted transaction TEV values affiliated and non-affiliated units at offer price.
(3) Adjusted transaction TEV value affiliated units at market price and non-affiliated units at offer price.

TUDOR PICKERING HOLT & CO | ENERGY INVESTMENT & MERCHANT BANKING

8

PRELIMINARY CONFIDENTIAL DRAFT Subject to Further Review & Revision
Abe Wall Street Research Overview
Equity Analyst Price Targets(1) ($/sh) Analyst Recommendation Summary (Last Twelve Months)
9 10 10 10 10 9 9 9 9 9 8 8
Current Price: $29.84 Median Price Target: $34.50 52-Week High: $48.18
100% 10% $48
10% 10% 11% 11%
22% 20% 22% 22% 22% $44 80% 38% 38% $40 $36
Barclays: 1-16-19 $30.00 $32
60% 60% 60% 56% $28
70% 50% 67% 44% 44% 44% Ratings 56% $24 38% 38% % of Ratings
40% $20
$16 Price Target
Janney Montgomery Scott: 12-12-18 $35.00 $12 20% 33% 33% 33% 33% $8 30% 30% 30% 25% 25%
22% 20% 22% $4
0% $0 Jan-18 Mar-18 May-18 Jul-18 Sep-18 Nov-18
Jefferies: 1-7-19 $40.00 Buy Hold Sell Target Price # of Analysts
Price vs. Target History
% of Target Price Target Median % of Target
J.P. Morgan: 1-14-19 $35.00
$60 120%
$55 97%
$50 90% $45
Morningstar Equity Research: 1-7-19 $32.00
$40 60% $35
$30 30%
Wells Fargo Securities: 12-10-18 $34.00 $25
$20 0% Mar-14 Dec-14 Oct-15 Aug-16 Jun-17 Apr-18 Jan-19
___________________________________
Source: FactSet as of 1/29/2019.

(1) Excludes brokers without price targets. Median price target shown above reflects median of individual broker estimates.
TUDORPICKERING HOLT&CO
ENERGY INVESTMENT & MERCHANT BANKING

PRELIMINARY CONFIDENTIAL DRAFT Subject to Further Review & Revision
Ulysses Wall Street Research Overview
Equity Analyst Price Targets(1) ($/sh) Analyst Recommendation Summary (Last Twelve Months)
6 7 7 7 7 7 6 6 6 6 6 6
Current Price: $55.46 Median Price Target: $58.00 52-Week High: $59.31 100% $70
33% 33% $60 80% 43% 43% 43%
50% 50% 50% 50% 50%
57% 57% $50
Bank of America Merrill Lynch: 12-5-18 $58.00
% of Ratings 60% $40 $30 40% 50% 50% price target
43% 43% 43% 33% 33% 33% 33% 33%
29% 29% $20
Barclays: 1-16-19 $53.00 20% $10
17% 14% 14% 14% 14% 14% 17% 17% 17% 17% 17% 17%
0% $0 Jan-18 Mar-18 May-18 Jul-18 Sep-18 Nov-18
Buy Hold Sell Target Price # of Analysts
Price vs. Target History
Janney Montgomery Scott: 12-6-18 $66.00
% of Target Price Target Median % of Target
$60 120%
$55 99%
Jefferies: 1-7-19 $54.00 $50 90% $45
$40 60% $35
$30 30%
UBS: 12-13-18 $63.00 $25
$20 0% Mar-14 Dec-14 Oct-15 Aug-16 Jun-17 Apr-18 Jan-19
Source: FactSet as of 1/29/2019. 10
(1) Excludes brokers without price targets. Median price target shown above reflects median of individual broker estimates.
TUDORPICKERING HOLT&CO
ENERGY INVESTMENT & MERCHANT BANKING

PRELIMINARY CONFIDENTIAL DRAFT
Subject to Further Review & Revision

Abe Research Commentary Since 12/4 Investor Day

General Commentary

"Management noted that it is exploring all options including Ulysses buying in Abe. We believe this could make strategic sense given the potential synergies between the partnership and Ulysses International (the company's European LPG distribution segment). This is also a likely outcome if management concludes that the MLP is no longer a viable funding vehicle for its domestic propane business. If improving Abe's near-term financial position is the priority, then just eliminating the IDRs or exercising the SECA (absent the GP providing a subsidy) would not achieve this goal, in our view. We estimate that leverage would still be elevated under these two scenarios."
-Wells Fargo 12/10/18

"Given the uncertainty surrounding a final disposition of what Ulysses will do with Abe across its various options, it's hard to imagine a scenario that quickly returns unit values to previous levels (unless Ulysses commits to maintaining the distribution at current levels through FY19/FY20, which seems unlikely given the range of communicated possibilities)."
-Janney 12/13/18

"Abe has been under pressure since its analyst day in part due to a lack of resolution to its IDR structure and in recent days its distribution sustainability."
-UBS 12/13/18

Distribution Commentary

Broker	Date	Current Distribution	2019E Distribution	2020E+ Distribution	% Cut	Commentary
WELLS FARGO	12/10/2018	$3.80	$2.23[1]	$1.71+[2]	(41%)	"The two year stretch of record warm weather in FY'16-17 and relatively normal weather in FY'18 have resulted in elevated leverage (i.e., 4.6x in FY'18) and sub-1.0x distribution coverage (i.e., 0.96x on a TTM basis). We believe a distribution cut is prudent as it would improve debt metrics, build distribution coverage, and address the dislocated equity yield."
UBS	12/13/2018	3.80	3.80	3.80	0%	"We currently expect Abe will monitor its distribution at current levels (heating season will be the determining factor) and note two factors 1) at the low end of the guide it still results in roughly 1x coverage and it's not forced by covenants or agencies and 2) Ulysses relies on the IDR cash flow. That said we see an increasing downside risk scenario that would result in a roughly 35% distribution cut should the beginning of 2019 be unseasonably warm and the heating season end up being warmer than normal."
Janney	12/13/2018	3.80	3.80	3.80	0%	"Given what we heard at investor day and the improving metrics, we don't see a need for Ulysses/Abe to cut [Abe's distribution], other than the market has already priced in a significant cut."
JPMorgan Chase & Co.	1/15/2019	3.80	3.80	3.80	0%	

(1) 2019E distribution forecast is $0.95/unit for Q1 2019 and $0.43/unit for Q2-Q4 ($2.23/unit annualized).
(2) Distribution forecast for 2020E is $0.43/unit for Q1-Q4 ($1.71/unit annualized) and gradually increases each subsequent year.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING
11

PRELIMINARY CONFIDENTIAL DRAFT Subject to Further Review & Revision
Initial Diligence Items
Data Request List for Transaction Diligence
1) Abe 5-year financial projections (budget forecast numbers agreed upon and approved by Ulysses)
2) Ulysses 5-year financial projections
3) Estimate of synergies per year (both revenue and cost) as a result of the proposed transaction
4) Latest Wall Street research broker reports (Abe: Barclays, Jefferies, Raymond James;Ulysses: Barclays, Citi)
5) Supporting tax diligence items:
a) Abe unit tax basis estimates (including passive activity losses and estimate of ordinary vs. capital gains)
b) For Abe forecasts: an estimate of taxable income and tax depreciation
c) For Ulysses projections: estimates of taxable income, income taxes, and detailed calculations of earnings and profits

TUDORPICKERING HOLT&CO
ENERGY INVESTMENT & MERCHANT BANKING

PRELIMINARY CONFIDENTIAL DRAFT
Subject to Further Review & Revision

TUDOR PICKERING HOLT & CO | ENERGY INVESTMENT & MERCHANT BANKING

About The Firm

Tudor, Pickering, Holt & Co. is an integrated energy investment and merchant bank, providing high quality advice and services to institutional and corporate clients. Through the company's two broker-dealer units, Tudor, Pickering, Holt & Co. Securities, Inc. (TPHCSI) and Tudor Pickering Holt & Co Advisors LP (TPHCA), members FINRA, together with affiliates in the United Kingdom and Canada, the company offers securities and investment banking services to the energy community. Perella Weinberg Partners Capital Management LP is an SEC registered investment adviser that delivers a suite of energy investment strategies.

The firm, headquartered in Houston, Texas, has approximately 170 employees and offices in Calgary, Canada; Denver, Colorado; New York, New York; and London, England.

Contact Us
Houston (Research, Sales and Trading): 713-333-2960
Houston (Investment Banking): 713-333-7100
Houston (Asset Management): 713-337-3999
Denver (Sales): 303-300-1900
Denver (Investment Banking): 303-300-1900
New York (Investment Banking): 212-610-1660
New York (Research, Sales): 212-610-1600
London: +011 44(0) 20 7268 2800
Calgary: 403-705-7830

www.TPHco.com

Copyright 2019 — Tudor, Pickering, Holt & Co.

Disclosure Statement

Tudor, Pickering, Holt & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you (and your employees, representatives and other agents) may disclose any aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, with no limitations imposed by Tudor, Pickering, Holt & Co.

The information contained herein is confidential (except for information relating to United States tax issues) and may not be reproduced in whole or in part.

Tudor, Pickering, Holt & Co. assumes no responsibility for independent verification of third-party information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by, reviewed or discussed with the managements of your company and/ or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). These materials were designed for use by specific persons familiar with the business and the affairs of your company and Tudor, Pickering, Holt & Co. materials.

Under no circumstances is this presentation to be used or considered as an offer to sell or a solicitation of any offer to buy, any security. Prior to making any trade, you should discuss with your professional tax, accounting, or regulatory advisers how such particular trade(s) affect you. This brief statement does not disclose all of the risks and other significant aspects of entering into any particular transaction.

Tudor, Pickering, Holt & Co. operates in the United Kingdom under the trading name Perella Weinberg Partners UK LLP (authorized and regulated by the Financial Conduct Authority), and in Canada through its affiliate, Tudor, Pickering, Holt & Co. Securities - Canada, ULC, located in Calgary, Alberta.

13